Exhibit 99.1

Mohegan Sun at Pocono Downs

Table Games Statistical Report

	Gross Table Games Revenues (1)	Table Games Tax (2)	Weighted Average Number of Table Games (3)
October-12	$3,660,863	$512,521	84
November-12	3,603,006	504,456	84
December-12	3,319,633	464,748	84
January-13	3,591,497	502,810	84
February-13	3,291,427	460,800	84
March-13	3,552,581	497,361	84
April-13	3,513,732	491,923	84
May-13	3,753,947	525,553	84
June-13	3,688,556	516,484	84

Fiscal Year 2013	$31,975,242	$4,476,656
October-11	$3,379,217	$540,902	84
November-11	3,552,202	568,125	84
December-11	4,283,739	685,399	84
January-12	4,299,660	687,945	84
February-12	3,241,483	518,638	84
March-12	3,559,676	572,844	84
April-12	3,224,575	512,603	84
May-12	3,488,733	558,372	84
June-12	3,401,079	544,173	84
July-12	3,802,720	564,421	84
August-12	3,795,030	531,304	84
September-12	3,347,568	468,660	84

Fiscal Year 2012	$43,375,682	$6,753,386

(1)	“Gross Table Games Revenues,” as defined by the Pennsylvania Gaming Control Board, represent the closing table games inventory plus table games drop and credit slips for cash, chips or tokens returned to the casino cage, less opening table games inventory, free bet coupons and chip fills to the tables. Gross table games revenues also include poker revenues which represent the total value of rake charged to patrons at poker tables.
(2)	“Table Games Tax” is defined as the portion of gross table games revenues that must be paid to the Commonwealth of Pennsylvania on a weekly basis. This portion was 16% of gross table games revenues. On July 13, 2012, the Table Games Tax was reduced to 14%.
(3)	“Weighted Average Number of Table Games” is defined as the weighted average number of table games on the casino gaming floor during the monthly period.